UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Preliminary Results of Tender Offer Announced

United Development Funding IV (the “Trust”) announced today the preliminary results of its tender offer for the purchase of up to 1,707,317 common shares of beneficial interest of the Trust (the “Common Shares”), which expired at 12:01 a.m., Eastern Time, on July 2, 2014.

Based on the preliminary count by DST Systems, Inc., the paying agent and depositary for the tender offer, a total of 5,057,648 Common Shares were properly tendered and not properly withdrawn at the purchase price of $20.50 per share, including 173,838 Common Shares that were tendered through notice of guaranteed delivery.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and depositary, the Trust will accept for purchase 1,707,317 Common Shares properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $20.50 per share, for an aggregate cost of approximately $35,000,000, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 1,707,317 shares to be accepted for purchase in the tender offer represent approximately 5.28% of the Trust’s currently issued and outstanding Common Shares. Based on these preliminary results, the Trust anticipates that following settlement of the tender offer, it will have approximately 30,618,142 shares outstanding.

Due to the oversubscription of the tender offer, based on the preliminary results described above, the Trust will accept for purchase on a pro rata basis approximately 28.64% of the shares properly tendered and not properly withdrawn by each tendering shareholder (other than “odd lot” holders, whose shares will be purchased on a priority basis).

The number of shares to be purchased and the proration information are preliminary and subject to change. The preliminary information contained herein is subject to confirmation by the paying agent and the depositary and is based on the assumption that all shares tendered through notice of guaranteed delivery will be delivered within three business days after the expiration of the tender offer. The final number of shares to be purchased and the final proration information will be announced following completion of the confirmation process. Payment for the shares accepted for purchase under the tender offer, and return of all other shares tendered and not purchased, will occur promptly thereafter.

The press release announcing the preliminary results of the tender offer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated July 2, 2014 regarding Preliminary Results of Tender Offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

	By:	/s/ Hollis M. Greenlaw
July 2, 2014		Name: Hollis M. Greenlaw
Title: Chief Executive Officer